Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

August 2007 Performance Update

The Frontier Fund Supplement Dated August 31, 2007 to Prospectus Dated February 12, 2007

T H E    F R O N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

August performance for the various Series of The Frontier Fund is detailed below:1

The Frontier Fund Class 2	August 2007	August 2007 YTD	NAV / Unit
Balanced Series-2	-6.15%	-9.11%	$103.83
Balanced Series-2a	-6.19%	-9.46%	$88.63
Campbell/Graham Series-2	-4.96%	-4.40%	$97.38
Currency Series-2	-1.70%	3.52%	$112.04
Long/Short Commodity Series-2	0.53%	-0.38%	$102.55
Graham Series-2	-3.21%	6.29%	$95.92
Winton Series-2	-1.30%	-0.77%	$105.98
Long Only Commodity Series-2	-4.71%	1.05%	$98.15
Managed Futures Index Series-2	-5.66%	-3.11%	$95.36

The Series listed below is no longer available to new Investors.
Dunn Series-2 (Closed to Investors)	-24.76%	-37.12%	$51.74

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The above table sets forth the actual performance for the Class and Series. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(3,599,047.85)
Unrealized trading gain/(loss)			84,817.09
Less: commissions			-80,895.97
Less: FCM fees			-23,676.44
Foreign currency gain/(loss)			1,590.31
Interest Income			105,963.54

Total Income			-3511249.32

EXPENSES

Management fees			30,146.20
Incentive fees			-483,813.39

Total Expenses			-453667.19

Net Income (Loss)			-3057582.13
STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	447,770.13	$49,538,336.79	110.63

Current month additions	5,313.65	562,712.21
Current month redemptions	-10,819.17	-1,120,957.83

Net Income (loss) for current month		-3057582.13
Net Asset Value, end of current month	442264.6101	45922509.04	103.8349169

	Monthly rate of return		-0.061421704

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of The Frontier Fund—Balanced Series 2

THE FRONTIER FUND BALANCED SERIES—2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(101,558.24)
Unrealized trading gain/(loss)			2,520.72
Less: commissions			-2,282.58
Less: FCM fees			-668.56
Foreign currency gain/(loss)			44
Interest Income			3,916.65

Total Income			-98028.01

EXPENSES

Trading fees			1,349.02
Management fees			1,020.85
Incentive fees			-13,462.46

Total Expenses			-11092.59

Net Income (Loss)			-86935.42
STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	14,421.31	$1,362,481.99	94.48

Current month additions	450.77985	42,500.00
Current month redemptions	-167.79775	-14,830.00

Net Income (loss) for current month		-86935.42
Net Asset Value, end of current month	14704.28783	1303216.57	88.62833651

	Monthly rate of return		-0.061935473

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of The Frontier Fund—Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(167,617.72)
Unrealized trading gain/(loss)			-102,523.62
Less: commissions			-987.8
Less: FCM fees			-2,770.53
Foreign currency gain/(loss)			-659.15
Interest Income			12,202.08

Total Income			-262356.74

EXPENSES

Management Fees			10,508.68
Incentive fees			1,541.42

Total Expenses			12050.1

Net Income (Loss)			-274406.84
STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	53,386.95	$5,469,700.93	102.45

Current month additions	1,734.52	172,461.42
Current month redemptions	-211.06332	-20,737.79

Net Income (loss) for current month		-274406.84
Net Asset Value, end of current month	54910.41221	5347017.72	97.37711856

	Monthly rate of return		-0.04951568

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of The Frontier Fund—Campbell/Graham Series 2

THE FRONTIER FUND CURRENCY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(176,634.07)
Unrealized trading gain/(loss)			21,435.46
Net change in inter-series payables			120,331.55
Less: FCM fees			-3,597.48
Interest Income			19,977.03

Total Income			-18487.51

EXPENSES

Management fees			4,243.03
Incentive fees			0

Total Expenses			4243.03

Net Income (Loss)			-22730.54
STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	11,753.19	$1,339,602.64	113.98

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		-22730.54
Net Asset Value, end of current month	11753.18619	1316872.1	112.0438389

	Monthly rate of return		-0.016986849

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of The Frontier Fund—Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(123,009.56)
Unrealized trading gain/(loss)			150,630.57
Less: commissions			-2,080.99
Less: FCM fees			-1,164.48
Foreign currency gain/(loss)			0
Interest Income			9,675.90

Total Income			34051.44

EXPENSES

Management fees			8,413.65
Incentive fees			7,714.17

Total Expenses			16127.82

Net Income (Loss)			17923.62
STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	27,801.15	$2,835,762.88	102

Current month additions	4,195.96	426,700.00
Current month redemptions	-495.48616	-50,021.84

Net Income (loss) for current month		17923.62
Net Asset Value, end of current month	31501.62315	3230364.66	102.545975

	Monthly rate of return		0.005352696

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of The Frontier Fund—Long/Short Commodity Series 2

THE FRONTIER FUND GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(6,172.34)
Unrealized trading gain/(loss)			-48,552.02
Less: commissions			-400.48
Less: FCM fees			-659.92
Foreign currency gain/(loss)			-75.89
Interest Income			3,701.21

Total Income			-52159.44

EXPENSES

Management fees			3,267.49
Incentive fees			-967.36

Total Expenses			2300.13

Net Income (Loss)			-54459.57

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	17,174.08	$1,701,975.74	99.1

Current month additions	0	0
Current month redemptions	-41.86389	-4,143.07

Net Income (loss) for current month		-54459.57
Net Asset Value, end of current month	17132.21897	1643373.1	95.92295679

	Monthly rate of return		-0.032058963

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of The Frontier Fund—Graham Series 2

THE FRONTIER FUND WINTON SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(166,643.56)
Unrealized trading gain/(loss)			36,533.53
Less: commissions			-3,010.94
Less: FCM fees			-3,956.31
Foreign currency gain/(loss)			134.84
Interest Income			23,452.02

Total Income			-113490.42

EXPENSES

Management fees			15,765.56
Incentive fees			173.07

Total Expenses			15938.63

Net Income (Loss)			-129429.05

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	92,751.78	$9,959,655.70	$107.38

Current month additions	307.72478	32,685.11
Current month redemptions	-439.96036	-46,739.60

Net Income (loss) for current month		-129429.05
Net Asset Value, end of current month	92619.53946	9816172.16	105.9838153

	Monthly rate of return		-0.013002279

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of The Frontier Fund—Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(288,645.96)
Unrealized trading gain/(loss)			0
Net change in inter-series payables			269,177.04
Less: commissions			0
Less: FCM fees			-2,321.22
Foreign currency gain/(loss)			0
Interest Income			17,763.72

Total Income			-4026.42

EXPENSES

Management fees			5,981.80
Incentive fees			0

Total Expenses			5981.8

Net Income (Loss)			-10008.22

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,064.43	$212,631.50	103

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		-10008.22
Net Asset Value, end of current month	2064.43138	202623.28	98.14968033

	Monthly rate of return		-0.047090482

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of The Frontier Fund—Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(2,257.70)
Unrealized trading gain/(loss)			-2,653.21
Less: commissions			-26.23
Less: FCM fees			-35.35
Foreign currency gain/(loss)			-31.21
Interest Income			250.72

Total Income			-4752.98

EXPENSES

Management fees			141.34
Incentive fees			0

Total Expenses			141.34

Net Income (Loss)			-4894.32

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	855.26696	$86,453.35	101.08

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		-4894.32
Net Asset Value, end of current month	855.26696	81559.03	95.36090345

	Monthly rate of return		-0.056579903

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of The Frontier Fund—Managed Futures Index Series 2